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                                                             CONFORMED COPY



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   _________________________________________

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 3, 1998

                             WHIRLPOOL CORPORATION
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     1-3932              38-1490038
----------------------------           ------              ----------
(State or other jurisdiction      (Commission File     (I.R.S. Employer
     of incorporation)                 Number)         Identification No.)




           2000 M63 North, Benton Harbor, Michigan            49022-2692
         ----------------------------------------------------------------
          (Address of principal executive officers)           (Zip Code)


                                (616)-923-5000
         ----------------------------------------------------------------
              Registrant's telephone number, including area code
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Item 5.   Other Events
          ------------

          On February 3, 1998 the registrant reported fourth-quarter and full-year earnings for 1997. The registrant reported fourth-quarter net earnings of $65 million or 86 cents per diluted share. For the entire year of 1997, the registrant reported net earnings of $238 million or $3.15 per diluted share. These earnings exclude a one-time fourth-quarter gain of $42 million, or 55 cents per diluted share, related to the previously announced sale of Whirlpool Financial Corporation assets, third-quarter restructuring and operating charges totaling $280 million, or $3.71 per diluted share, and a fourth-quarter charge of $14 million, or 19 cents per diluted share, related to restructuring in Latin America.

          Including the above-mentioned nonrecurring items, the registrant's fourth-quarter earnings were $92 million, or $1.22 per diluted share, and for full-year 1997, the registrant reported a net loss of $15 million, or 20 cents per diluted share.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

          Copy of press release dated February 3, 1998 regarding the registrant's earnings for the fourth-quarter and full-year 1997.




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WHIRLPOOL CORPORATION
                                 Registrant



Date: February 4, 1998              By:  /s/  Daniel F. Hopp
                                       --------------------------------------
                                 Name:  Daniel F. Hopp
                                 Title: Vice President, General
                                        Counsel and Secretary